NORTHEAST PENNSYLVANIA FINANCIAL CORP.
12 E. Broad Street, Hazleton, PA 18201-6591 Phone (570) 459-3700
Fax (570) 450-6110

NEWS  RELEASE
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FOR IMMEDIATE RELEASE

DATE:    July 25, 2002
CONTACT: Patrick J. Owens, Jr.
         Treasurer/Chief Financial Officer
PHONE:   (570) 459-3722
FAX:     (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES  MOVE TO NASDAQ.

Hazleton,  Pa........  Northeast  Pennsylvania Financial Corp. (the "Company")
(Amex; NEP), the holding company for First Federal Bank announced today that effective August 1, 2002 the Company will commence trading on the Nasdaq National Market under the ticker symbol, NEPF.

Since becoming a publicly traded company the stock has been trading on the American Stock Exchange. Mrs. Beard, President and CEO, stated, "We believe the change to Nasdaq will result in increased trading volume and liquidity of the Company's common stock."

Northeast Pennsylvania Financial Corp. is the holding company of First Federal Bank, Abstractors, Inc., Northeast Pennsylvania Trust Co., Higgins Insurance Agency and FIDACO, Inc. The Company, through its subsidiaries, serves Northeastern and Central Pennsylvania through nineteen full-service community office locations, three financial centers and a loan production office.

Statements contained in this news release, which are not historical facts, are forward looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.